UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/18/2009

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

JMP Group Inc. (the “Registrant”) is announcing that it will participate in The Eighth Annual JMP Securities Research Conference on May 18, 2009 and will make a presentation to institutional investors. A copy of the materials presented by the Registrant will be made available in advance in the “Investor Relations” section of the Registrant’s website, at http://investor.jmpg.com. Additionally, listeners may access an Internet broadcast of remarks by the Registrant’s senior management to the conference audience, which will be available live beginning at 12:00 p.m. EDT at http://investor.jmpg.com/events.cfm and will be archived on the Registrant’s website for future replay.

The Registrant is also announcing that it will participate in the Fox-Pitt Kelton Cochran Caronia Waller Global Securities Industry Conference on May 21, 2009 and will make presentations to institutional investors. A copy of the materials presented by the Registrant will be made available in advance in the “Investor Relations” section of the Registrant’s website, at http://investor.jmpg.com.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: May 18, 2009	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer and Secretary